UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2024

Sino Green Land Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-53208	54-0484915
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

No. 3 & 5, Jalan Hi Tech 7/7,

Kawasan Perindustrian Hi Tech 7,

43500 Semenyih, Selangor, Malaysia

(Address of principal executive offices (zip code))

+603 8727 8732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	SGLA	The OTC Markets - Pink Sheets

JUMPSTART OUR BUSINESS STARTUPS ACT

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (the “JOBS Act”) as we do not have more than $1,070,000,000 in annual gross revenue and did not have such amount as of September 30, 2023 our last fiscal year. We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $2,000,000,000 or (ii) we issue more than $2,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and Section 14A(a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act and Section 14A(a) and (b) of the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K or Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

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Item 1.01 Entry into Material Definitive Agreement

On October 1, 2023, Sino Green Land Corp. (“SGLA,” or the “Company”) completed its merger with Sunshine Green Land Corp. (“SGL”) and SLG’s wholly-owned subsidiary, Tian Li Eco Holdings Sdn.Bhd” (“Tian Li”), pursuant to the terms of a definitive share exchange agreement dated October 1, 2023.

Upon completion of the merger, all of the outstanding shares of SGL’s common stock were exchanged for 160,349,203 shares of common stock of SGLA and 1,781,658 shares of preferred stock of SGLA. Prior to the merger, Luo Xiong and spouse Wo Kuk Ching and their immediate family members controlled 65.7% of SGLA, and 90% of SGL. Following the Merger, Luo Xiong and spouse Wo Kuk Ching and their immediate family members controlled 89.78% of SGLA. As SGLA and SGL were under common control at the time of the share exchange, the transaction is accounted for as a combination of entities under common control in a manner similar to the pooling-of-interests method of accounting.

Immediately after completion of such share exchange, the Company has a total of 161,809,738 issued and outstanding shares of common stock, with authorized share capital for common shares of 780,000,000.

Consequently, the Company has ceased to fall under the definition of shell company as define in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and SGL is now a wholly owned subsidiary.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, On October 1, 2023, SGLA completed its merger with SGL and SGL’s wholly-owned subsidiary, Tian Li, pursuant to the terms of a definitive share exchange agreement dated October 1, 2023. As SGLA and SGL were under common control at the time of the share exchange, the transaction is accounted for as a combination of entities under common control in a manner similar to the pooling-of-interests method of accounting.

As a result of the acquisition of all the issued and outstanding shares of SGL, the business conducted by SGL’s wholly-owned subsidiary, Tian Li, became the primary business of SGLA.

FORM 10 DISCLOSURE

As described in Item 1.01 above, On October 1, 2023, SGLA completed its merger with SGL and SGL’s wholly-owned subsidiary, Tian Li, pursuant to the terms of a definitive share exchange agreement dated October 1, 2023. As SGLA and SGL were under common control at the time of the share exchange, the transaction is accounted for as a combination of entities under common control in a manner similar to the pooling-of-interests method of accounting.

As the Company was a shell company prior to such acquisition is now entering into a business combination, other than a business combination with a shell company, as those terms are defined in Rule 12b-2 under the Exchange Act, according to Item 2.01(f) of Form 8-K, the registrant is required to disclose the information that would be required if the registrant were filing a general form for registration of securities under the Exchange Act on Form 10.

We hereby provide below information that would be included in a Form 10 registration statement.

Description of Business

Corporate History

Sino Green Land Corp. was incorporated under the laws of the State of Nevada on March 6, 2008, under the name of Henry County Plywood Corporation, as successor by merger to a Virginia corporation incorporated in May 1948 under the same name. On March 17, 2009, the Company changed its name from “Henry County Plywood Corporation” to “Sino Green Land Corporation”. During 2009 to 2011, the Company was principally engaged in the wholesale distribution of premium fruits in China. In 2011, the Company was delinquent in statutory filings, and the last annual report, Form 10-K for the year ended June 30, 2010, was filed to the SEC on March 31, 2011, and the last Form 10-Q for the period ended September 30, 2011, was filed to the SEC on November 14, 2011.

On December 30, 2019, the Eighth District Court of Clark County, Nevada granted the Application for Appointment of Custodian, to Custodian Ventures LLC. Mr. David Lazar (“Mr. Lazar”), on behalf of the Custodian Ventures LLC, was awarded with custodianship and appointed as sole officer and director due to the Company’s ineffective board of directors, revocation of corporate charter, and abandonment of business. On January 7, 2020, Mr. Lazar announced the Court Order and the Change in Principal Officer through Form 8-K filing. The filing also mentioned the change of Company’s name from “Sino Green Land Corporation” to “Go Silver Toprich, Inc.”. On June 10, 2020, a settlement agreement was entered between the Company, Custodian Ventures, LLC, and Mr. Lazar. Pursuant to the agreement, Custodian Ventures LLC shall dismiss its custodianship, and the Company shall resume its business operations, and each party shall provide each other mutual release. In consideration of the release, the Company was required to pay Custodian Ventures LLC $15,000 towards its costs and expenses as the settlement to dismiss its custodianship with the Court. On July 2, 2020, the custodianship was discharged by the Court and Mr. Lazar resigned as sole officer and director of the Company. The former officer, Mr. Luo Xiong (“Mr. Luo”) was re-appointed as Chief Executive Officer and director of the Company.

Since July 2, 2020, along with the resumption of the Company’s business operations, Ms. Wo Kuk Ching (“Ms. Wo”), spouse of Mr. Luo has served as President and director of the Company, Ms. Wong Ching Wing (“Elise”), daughter of Ms. Wo has served as Chief Financial Officer, Treasurer and director of the Company, and Ms. Wong Erin (“Erin”), another daughter of Ms. Wo has served as Secretary of the Company, respectively. On August 31, 2020, the Company changed its name from “Go Silver Toprich, Inc.” back to “Sino Green Land Corporation”.

On December 2, 2021, Mr. Luo submitted his resignation as Chief Executive Officer and director of the Company to the board of directors effective June 30, 2021.

Effective from June 30, 2021, Ms. Wo serves as Chief Executive Officer, and currently holds the positions of Chief Executive Officer, President, and director of the Company, respectively.

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On June 30, 2023, Sunshine Green Land Corp. (“SGL”) acquired 100% interest in Tian Li Eco Holdings Sdn. Bhd (“Tian Li”).

On October 1, 2023, SGLA acquired SGL and all of the outstanding shares of SGL’s common stock were exchanged for 160,349,203 shares of common stock of SGLA and 1,781,658 shares of preferred stock of SGLA. As SGLA and SGL were under common control at the time of the share exchange, the transaction is accounted for as a combination of entities under common control in a manner similar to the pooling-of-interests method of accounting.

Business Overview

Sino Green Land Corp. (“SGLA” or the “Company”) is a US holding company incorporated in Nevada. We conduct our business through our Malaysia subsidiary “Tian Li Eco Holdings Sdn.Bhd” (“Tian Li”), which is an environmental protection technology, recycling and renewal of plastic waste bottles and packaging materials being recycled and sale of recovered and recycled products, a company incorporated and based in Malaysia. The Company’s mission is rooted in advocating for waste recycling, renewing and reusing, aiming for a sustainable environmental future. With its strategic initiatives, the Company’s objective is to become a prominent environmental recycling entity in Asia over the coming five years.

Tian Li, based in Selangor, Malaysia, operates under the guidance of a leadership team with over three decades of industry knowledge and experience. Tian Li’s primary focus is on the environmental protection sector, particularly addressing plastic waste concerns at both regional and global scales. Tian Li’s operations emphasize in converting waste into reusable resources, contributing to societal well-being and environmental conservation, while also supporting the principles of a circular economy.

Our Mission

Tian Li’s mission is rooted in advocating for waste recycling, aiming for a sustainable environmental future. With its strategic initiatives, the Company’s objective is to become a prominent environmental recycling entity in Asia over the coming five years.

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Our Model

Tian Li collects and sourcing the raw material such as the PET Bottle Bundle from Cambodia, Southeast Asia and New Zealand. After the raw material is delivered to the factory, Tian Li will process the sorting, cutting, crushing, washing, cleaning, drying, separating, recycling processing and further processing, until the materials are finally recycled into plastic end products such flakes, or Strapping belt, is produced. Thereafter, Tian Li sells it to local or oversea trading companies.

Tian Li recognizes the increasing importance of PET recycling in the global landscape. As the sector expands, there is noticeable demand from both brand manufacturers and end-users. Additionally, global governments are showing a heightened focus on environmental policies, providing further support to the PET recycling industry.

The PET recycling industry presents several challenges, often acting as barriers to entry for many entities. Tian Li has developed strategies to address these challenges. For instance, procuring raw materials demands a broad and reliable supply chain network, and the Company has invested in building such networks over the years. Adhering to international standards for recycled PET is crucial, and Tian Li, through its technological assets and industry knowledge, aims to produce products that fit within these specifications. Addressing potential environmental concerns associated with the recycling process, the Company operates with the necessary legal and safety permits. These are licenses and report from the environmental impact assessment (EIA) and the environment management plan (EMP), and the permits from the Malaysia Investment Development Authority (MIDA).

Tian Li’s foundation in the PET recycling domain is further highlighted by its infrastructural assets in Malaysia. The Company houses several pieces of advanced machinery and equipment together with its capabilities and technologies to produce good quality recycled PET materials for its customers. Furthermore, the foundational strength of Tian Li and SGLA is its experienced and capable management and processing teams. The Company’s founders and core team possess a blend of experience and technical knowledge, positioning Tian Li and SGLA as a notable player in the PET recycling sector.

Our Products

Product Offerings:

-	PET Bottle Flakes:

○	Processed through a sequence of sorting, crushing, washing, separation, and drying, PET Flakes serve as an alternate raw material to traditional polyester. These flakes find applications in products ranging from staple fibers to strapping belts.

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○	Specifications:

■	Intrinsic Viscosity (IV): >0.7
■	Moisture: <1%
■	PVC Content: <0.01%
■	Foreign Material: <0.02%

-	PET Strapping Belt:

○	Tian Li employs superior raw materials and additives to produce these belts, offering them in varied colors and surface finishes (either smooth or embossed).
○	Recognized for its high tensile strength (comparable to steel straps, reaching up to 80%), these belts are durable across varying climatic conditions, exhibit heat resistance, and have enhanced longevity.
○	Product Specifications:

■	Model T1608-G:

●	Dimensions: 1100m16mm0.8mm
●	Weight: 20KG
●	Tensile Strength: 496 Kgf

■	Model T1910-G:

●	Dimensions: 800m19mm1.0mm
●	Weight: 20KG
●	Tensile Strength: 798 Kgf

-	HDPE Pellets:

○	Sourced from caps and rings of PET bottles, these HDPE pellets are suited for casting molding applications. Defined by its density (>0.941 g/cm3), HDPE stands as a robust variant within the polyethylene category. Renowned for its impact resistance, lightweight properties, low moisture absorption, and high tensile strength, HDPE also exhibits non-toxic and non-staining characteristics.

Tian Li’s PET bottle flakes cater to diverse geographical markets, including the Asia-Pacific, Europe, and the Americas, with exports to nations like Germany, the U.S., Ukraine, Vietnam, Thailand, Malaysia, Indonesia, and Turkey, among others. The global PET fiber production capacity stands at approximately 60.53 million tons  in 2021 (Statista Research Department, March 24, 2023), representing potential clients for the Company. Tian Li’s PET plastic-steel straps have reached markets in countries such as China, Australia, Vietnam, Malaysia, Indonesia, and Thailand, with ongoing expansion initiatives. Additionally, Tian Li’s HDPE recycled pellets find customers in China and Malaysia, suggesting a notable demand in the market.

The Company’s goals

Tian Li’s strategic positioning in Semenyih, Malaysia, serves as a logistical advantage, facilitating efficient connections with both local and international customers via major transportation hubs. This not only ensures reduced delivery times but also minimizes transportation costs. On a daily basis, Tian Li procures recyclable plastics from local sources, aiming to reduce the amount of non-biodegradable plastics that might otherwise reach landfills. With a steadfast commitment to the environment, the Company continually seeks enhancements in its recycling process and pledges to increase its investments in this domain.

Competitive Strengths

Our Directors believe that our competitive strengths are as follows:

●	Tian Li’s depth of understanding in the plastic recycling sector has made the Company attuned to its challenges and intricacies. As such, Tian Li strictly adheres to the regulations and guidelines set forth by the Malaysian government. Furthermore, the company has integrated practices from recycling standards observed in developed nations, aligning its operations with international benchmarks.

●	Tian Li’s core expertise is in processing waste PET beverage and packaging bottles. Through advanced methodologies, Tian Li transforms waste bottles into PET bottle flakes, which are tailored for PET fiber production. The facility houses over 40 pieces of advanced equipment, emphasizing consistent quality and innovation. This commitment to technology and research positions Tian Li as a notable entity within the environmental protection sector.

●	Currently, Tian Li has a production capability of 50,000 tons of PET waste plastic bottles annually. As the Company plans for the future, there is an envisioned expansion in its operational scope. Tian Li has also introduced a production line for PET plastic-steel strapping belts, resulting in an annual yield of 3,000 tons. Additionally, Tian Li produces HDPE recycled pellets from waste plastic bottle components, with an annual output ranging between 3,500 to 4,000 tons. Due to the quality of the PET bottle flakes and pellets produced, they find applications in various PET-based productions. Tian Li’s recycled raw materials, being closely comparable to virgin plastics and cost-effectiveness, present a viable option for its customers, both domestic and international, in the market.

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Market Overview

Addressing the Global Plastic Waste Crisis

The global plastic waste crisis has taken center stage in environmental discussions over recent decades. Since the 1950s, there has been a staggering surge in plastic production. What began as an annual output of 2 million tons has skyrocketed to an overwhelming 348 million tons by 2017. Correspondingly, the global plastic industry’s worth has soared to an estimated $522.6 billion. If current trajectories persist, the industry might potentially double in value by 2040 (Historic day in the campaign to beat plastic pollution: Nations commit to develop a legally binding agreement, Press release, United Nations Environment Programme (UNEP), Mar 2022).

However, this surge in plastic production and its subsequent pollution presents monumental challenges that ripple across ecosystems. Climate change, biodiversity reduction, and the broad spectrum of environmental pollution are all exacerbated by this pervasive plastic proliferation. The consequences, if left unaddressed, could lead to irreversible environmental damages.

Beyond the environmental toll, there are significant health concerns related to plastic pollution. These implications span from potential disruptions in human fertility and hormonal imbalances to metabolic irregularities and concerning neurological effects. Notably, the open burning of plastics has also become a significant contributor to atmospheric pollution.

As global efforts intensify to limit global warming to within 1.5°C, a projection that stands out is the anticipated contribution of plastics to this crisis. By 2050, emissions stemming from plastic-related processes might constitute up to 15% of the globally permissible emissions.

Marine life bears the brunt of this crisis, with over 800 marine and coastal species under threat due to plastic pollution. From ingestion to entanglement, the dangers are extensive. Alarmingly, marine ecosystems are burdened with around 11 million tons of plastic debris annually. Unless current practices are recalibrated, this figure might see a twofold increase by 2040 (UNEP, Mar 2022).

Recycled-PET as a Solution to the Global Plastic Waste Crisis

The emergence of recycled-PET (R-PET) as a solution presents hope in addressing the intensifying global plastic waste crisis. By embracing the reclamation and repurposing of PET plastics, there is a potential to markedly reduce the volume of waste directed to landfills and oceans. This approach simultaneously curtails the reliance on the production of virgin plastics, resulting in significant cuts in carbon emissions and the conservation of crucial resources.

R-PET champions the principles of a circular economy, a sustainable model where resources undergo continuous recycling and repurposing to extend their lifecycle, thus reducing environmental harm. Such a holistic approach starkly deviates from the age-old linear economic model characterized by a “produce, use, discard” sequence.

Incorporating R-PET into industrial processes can substantially attenuate the environmental footprints of sectors heavily dependent on plastics. For instance, producing R-PET consumes roughly 75% less energy compared to its virgin counterpart and can curtail greenhouse gas emissions by a commendable 70%.

Additionally, leveraging R-PET in product manufacturing can bolster the image of companies, positioning them as champions of environmental consciousness. This strategic alignment does not merely offer a solution to the plastic waste conundrum but also augments brand standing in the market. Given the discernible shift towards sustainable products among consumers, companies employing R-PET can potentially foster increased brand loyalty from this growing eco-conscious demographic.

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The Recycled-PET Global Market Overview

The global recycled-PET (R-PET) market is showcasing notable momentum. As of 2023, this burgeoning sector is estimated to be worth around US$11 billion, and if current trends persist, it’s poised to burgeon to a significant US$15 billion by 2028. This forecast points to a robust compound annual growth rate (CAGR) of 6.5% over the anticipated five-year span. (Recycled PET Market, Global Forecast to 2028, Markets and Markets, June 2023)

Several pivotal factors are propelling this market surge. Foremost, there’s an unmistakable transformation in consumer behavior patterns. As individuals worldwide become more attuned to the far-reaching environmental consequences of plastic waste, their purchasing habits evolve. It is now evident that consumers are gravitating away from excessively packaged products, opting instead for items that underscore eco-friendliness as a key characteristic.

Furthermore, the role of governmental bodies cannot be understated. Many international administrations are ardently endorsing recycling and the principles of a circular economy. Through a plethora of policies, they are setting the stage to encourage and, in certain instances, mandate sustainable business conduct and elevated recycling standards. In certain jurisdictions, the integration of recycled materials has become a cornerstone of packaging regulations. These legal frameworks are supplemented with precise targets for recycled content, nudging manufacturers to embed environmental stewardship within their product development and design ethos.

From an economic perspective, the R-PET realm is presenting an intriguing landscape. In certain jurisdictions, particularly the EU, the advent of mandatory recycling directives means that the demand for food-grade R-PET is consistently outpacing the available supply. Consequently, its price per ton has reached a premium of around 1,500 Euros in September 2022 (Plastics and Sustainability Trends in September 2022, czapp.com, Oct 2022), which is a significant increment from a base valuation pegged at 400 Euros.

Opportunities for Recycled-PET in the Asia-Pacific Region

The Asia-Pacific region, a dominant global nexus for production, is abuzz with activity. With a multitude of multinational entities spread across diverse sectors such as food & beverage, personal care, and household products, it’s an area that presents a myriad of opportunities. This operational vibrancy inherently fosters a growing demand for recycled PET, setting an optimistic trajectory for our firm. One can gauge the strength and potential of this sector by examining key metrics. For instance, pivotal export territories, especially the European R-PET market, are projected to escalate to an impressive US$3.9 billion by 2028. Growing at a Compound Annual Growth Rate (CAGR) of 6.1%, these figures shed light on the surging demand and potential of the R-PET domain (Recycled PET Market, Global Forecast to 2028, Markets and Markets, Jun 2023).

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Moreover, the regulatory landscape in this region is evolving in favor of sustainability. Several countries have made strides in introducing frameworks that promote the incorporation of recycled materials, with a specific emphasis on packaging. These legislative advancements not only fortify the market landscape but also significantly amplify the demand for the R-PET industry. When we couple these dynamics with the region’s swift economic evolution, rapid urbanization, and an expanding middle-class demographic, the resulting synergy augments consumption patterns. This is particularly evident in sectors like food & beverage, which unfolds a plethora of market vistas for our initiative.

Our Organization

Employees

As at the date of this report, we had a total of 21 employees, out of which 9 were foreign workers  from Indonesia, Myanmar and Bengal. We are subject to certain approvals for employment of foreign workers and have obtained letters of approval by the Ministry of Home Affairs of Malaysia.

Reports to Security Holders

You may read and copy any materials the Company files with the Commission in the Commission’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

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Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this report before deciding to invest in our common stock.

Risks Related to our Business

There is substantial doubt about Sunshine Green Land’s ability to continue as a going concern.

For the year ended June 30, 2023, Sunshine Green Land incurred a net loss of $1,003,693 and used cash in operating activities of $959,289. These factors raise substantial doubt about the Sunshine Green Land’s ability to continue as a going concern within one year after the date the financial statements are issued. In addition, Sunshine Green Land’s independent registered public accounting firm, in their report on Sunshine Green Land’s June 30, 2023, audited financial statements, raised substantial doubt about the Sunshine Green Land’s ability to continue as a going concern. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing.

We have identified material weaknesses in our disclosure controls and procedures and internal control over financial reporting.

We identified material weaknesses in our internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified include (i) the Company did not maintain a functioning independent audit committee and did not maintain an independent board; (ii) the Company had inadequate segregation of duties; and (iii) the Company had an insufficient number of personnel with an appropriate level of U.S. GAAP knowledge and experience and ongoing training in the application of U.S. GAAP and SEC disclosure requirements commensurate with the Company’s financial reporting requirements.

If not remediated, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

Any major disruption at our waste treatment plants, such as a breakdown of machinery, power or utilities shortage, could adversely affect our business, financial conditions, results of operations.

Our business is dependent on the uninterrupted operation of our waste treatment plants. If the use or efficiency of our waste treatment plants is hampered or disrupted due to power or water shortages or breakdowns, or if our machinery and equipment is damaged due to accident, fire or other natural disasters, our ability to process plastic recycle products and deliver our products in a timely manner, and thus our ability to generate revenue, may be materially affected. Furthermore, our waste treatment processes require a stable source of electricity, and there is no guarantee that the local electricity supply would be sufficiently reliable or stable for consumption at all times. If we are unable to manage or reduce periods of interruption of power supply, our waste treatment capacities at our waste treatment plants may be limited, delayed or halted, which could have an adverse effect on our business, operations, financial performance, financial condition, results of operations. Furthermore, in the case of a breakdown or failure in our machinery or equipment, suitable replacements of relevant machinery may not be readily available in the market in a timely manner or at all. Any disruptions affecting our waste treatment plants may lead to delays in fulfilling contract obligations, and our business, operations, financial performance, financial condition, and results of operations may be materially and adversely affected.

Our success is dependent on the continuous efforts of our key management and operation personnel, and we may not be able to find suitable replacement in case of loss of service of any of them.

The Company’s success also will depend in large part on the continued service of its key operational and management personnel, including executive staff, research and development, engineering, marketing and sales staff. Most specifically, including Ms. Wo Kuk Ching, our Chairman, CEO and Executive Director, Mr. Luo Xiong, our Vice president who oversees new partnerships, as well as implementation of our methodology, partnership retention, overall management and future growth. We rely on the expertise and experience of our key management personnel in developing business strategies, managing business operations and maintaining relationships with our customers. While there had been no key management and operation personnel who left us during these years, there is no assurance that there will be no such incidents in the future. If we lose the services of any of our key management personnel, we may not be able to find a suitable replacement with comparable knowledge and experience in a timely manner, and our business, operations, financial performance, financial condition, results of operations may be materially and adversely affected.

We rely on foreign workers for our operations

Our Company presently operates in a labor intensive industry and we depend on foreign labor for our predominantly manual operations such as manual sorting of collected waste.

As at the date of this report, we had a total of 21 employees, out of which 9 were foreign workers. We are subject to certain approvals for employment of foreign workers and have obtained letters of approval by the Ministry of Home Affairs of Malaysia. As advised by our legal advisers as to Malaysia law, there is no fixed quota on the number of foreign workers we can employ or any pre-determined foreign workers to local workers ratio as mandated by the Ministry of Home Affairs of Malaysia as the approval for intake of foreign workers is based on the actual requirement of the employer. Such an approval is applied by the employer on an as-needed basis. As such, we can increase the quota of foreign workers as long as an application for intake of foreign workers is first submitted to, and approval for such application is obtained from, the Ministry of Home Affairs of Malaysia.

We have been in compliance with the relevant laws and regulations governing the employment of foreign workers in all material respects during these years. While our Directors confirmed that we had fully complied with the relevant laws and regulations relating to foreign workers in all material respects during these years, there is no assurance that the Malaysian government will not impose additional conditions or restrictions on the intake of foreign workers allowed or change the foreign worker policy or the laws and regulations relating to foreign workers, and we may not be able to replace our foreign workers with local workers, or we may have to incur additional cost for recruiting local workers. This may in turn materially and adversely affect our business, operations, financial performance, financial condition, results of operations. Further, any increase in competition for foreign workers, especially skilled workers, will also increase the general labour wages paid by us to our foreign workers, which will have an adverse impact on our costs of operations and may in turn materially and adversely affect our results of operations.

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We generally do not enter into long-term agreements with our customers. If we fail to retain our existing customers or attract new customers, our business, financial conditions and results of operations may be materially and adversely affected.

We do not enter into long-term agreements with most of our customers, and our customers have no obligation to engage us again for future to purchase recycled products from us as it is the industry practice to not enter into such long-term agreements with our customers. There is no assurance that our current or future agreements, with our major customers can be negotiated on terms and prices equivalent to or more favourable than current terms and prices. If we fail to retain our existing customers or attract new customers, our revenue and profitability, which is dependent on the number and scale of recycle products that we are able to sell, may be materially and adversely affected.

Cross Border Sales Transactions

Cross-border sales transactions carry a risk of changes in import tax and/or duties related to the import and export of our product, which can result in pricing changes, which will affect revenues and earnings. Cross border sales transactions carry other risks including, but not limited to, changing regulations, wait times, customs inspection and lost or damaged product.

We will need to raise funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We will need to seek funds soon, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. It is not certain that we have accounted for all costs and expenses of future development and regulatory compliance. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favourable or if we have specific strategic considerations.

Our future growth may be limited.

The Company’s ability to achieve its expansion objectives and to manage its growth effectively depends upon a variety of factors, including the Company’s ability to further develop use of methodology, to attract and retain skilled employees, to successfully position and market the Company, to protect its existing intellectual property, to capitalize on the potential opportunities it is pursuing with third parties, and sufficient funding. To accommodate growth and compete effectively, the Company will need working capital to maintain adequate operating levels, develop additional procedures and controls and increase, train, motivate and manage its work force. There is no assurance that the Company’s personnel, systems, procedures and controls will be adequate to support its potential future operations.

We are dependent on third parties for the supply of raw materials.

Our continuing success depends on the availability, cost and quality of the raw materials for the Plastic recycle products. The cost of raw materials amounted to approximately MYR3.3 million, and MYR10.7 million respectively, representing approximately 94% and 97% of our cost of sales for FY2022 and FY2023 respectively. Cost of raw materials refers to cost incurred by our Company to purchase recoverable items from our suppliers, which is the key components of cost of sales attributable to the recycled products segment. The increase in cost of raw materials from MYR3.3 million in FY2022 to MYR10.7 million in FY2023 was mainly due to the sales increase and new machinery testing.

We generally do not enter into any agreements with our suppliers other than on a purchase order basis. The prices and supply of raw materials depend on factors beyond our control, including economic conditions, competition, availability of quality suppliers, production levels and transportation costs in Malaysia and Overseas. There is no assurance that there will not be such incidents in the future. If we are unable to procure the required raw materials from our suppliers in a timely manner (for example, as a result of the suspension of operations or liquidation or bankruptcy of the supplier), or if the cost of raw materials exceeds our budgeted cost, or if any of our key suppliers is unable to continue providing the raw materials we need or fail to supply the necessary raw materials at prices and on terms and conditions we consider acceptable, and we are unable to find suitable replacement of the suppliers nor pass on the additional costs to our customers, there may be a material and adverse effect on our business, operations, financial performance, financial condition, results of operations.

We may not be successful in our potential business combinations.

The Company may, in the future, pursue acquisitions of other complementary businesses and technology licensing arrangements. The Company may also pursue strategic alliances and joint ventures that leverage its core products and industry experience to expand its product offerings and geographic presence. The Company has limited experience with respect to acquiring other companies and limited experience with respect to forming collaborations, strategic alliances and joint ventures.

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If the Company were to make any acquisitions, it may not be able to integrate these acquisitions successfully into its existing business and could assume unknown or contingent liabilities. Any future acquisitions the Company makes, could also result in large and immediate write-offs or the incurrence of debt and contingent liabilities, any of which could harm the Company’s operating results. Integrating an acquired company also may require management resources that otherwise would be available for ongoing development of the Company’s existing business.

We are required to comply with applicable laws and regulations.

Arising from the operations of our Company, we are required to comply with laws and regulations applicable to, among others, workplace safety, employment of foreign workers, environment and road traffic. In the event that we fail to comply with any of the applicable laws and regulations, we may be subject to penalties imposed by the authorities which include, but are not limited to, being fined and/or issued with remedial or stop-work orders which may materially and adversely affect our business, operations, financial performance, financial condition, results of operations.

We are imposed to environmental liability.

Our business operations are subject to environmental laws and regulations, in particular on the emission, discharge or deposit of waste into the environment pursuant to the laws of Malaysia. Though we had no material non-compliance with applicable environmental laws and regulations, as these laws and regulations may continue to evolve, there is no assurance that we will continue to be in compliance with all the applicable laws and regulations, and we may incur additional costs in complying with such laws and regulations. Any violation of the relevant environmental laws and regulations may lead to substantial fines, clean-up costs and environmental liabilities or even suspension of operations that could materially and adversely affect our business, operations, financial performance, financial condition, results of operations.

We intend to expand our capacity by capital investment in new machinery and system, which may result in an increase in depreciation expenses, plant and machinery operating costs, repair and maintenance costs and cash flow used in investing activities.

In order to secure more customers in Malaysia and overseas and expand the scale of our operations and customer base, our Directors intend to apply an aggregate of approximately MYR10 million (equivalent to approximately US$.2.3 million) in capital investment in facilities, plants, machineries and/or equipment to enhance production efficiency and capacities.

As a result, our cash flow used in investing activities is expected to increase, and assuming all other things remain unchanged and such investment have been fully deployed, our depreciation expenses, plant and machinery operating costs and repair and maintenance costs will increase and this may in turn have a material adverse effect on our business, operations, financial performance, financial condition, results of operations.

Any further disruptions from an uptick in new infections related to COVID-19 may materially harm out business prospects.

Further upticks in infection, and the related enforcement of governmental restrictions would materially hinder our ability to grow, as it would make it could interrupt our supply chain, as well as the financial condition of our intended customer base.

We may need further financing for our existing business and future growth.

We may require additional funding for our existing business and growth plans. We have estimated our funding requirements in order to implement our growth plans.

In the event that the costs of implementing our growth plans exceed our funding estimates significantly or that we come across opportunities to grow through expansion plans which cannot be predicted at this juncture, and our funds generated from our operations prove insufficient for such purposes, we may need to raise additional funds to meet these funding requirements. We will consider obtaining such funding from new issuance of equity, debt instruments and/or external bank borrowings, as appropriate. In addition, we may need to obtain additional equity or debt financing for other business opportunities that our Group deems favourable to our future growth and prospects. Funding through the new issuance of equity may lead to a dilution in the interests of the Shareholders. An increase in debt financing may be accompanied by conditions that restrict our ability to pay dividends or require us to seek lenders’ consent for payment of dividends, or restrict our freedom to operate our business by requiring lenders’ consent for certain corporate actions. In addition, there is no assurance that we will be able to obtain additional financing on terms that are favourable and acceptable. If we are not able to secure adequate financing, our business and growth may be negatively affected.

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Risks Related to Our Operation in Malaysia

The development of the industry we operate in is highly dependent on the Malaysian government’s environmental protection policies, which may change from time to time.

As a business operating in Malaysia, we are subject to the laws and regulations of Malaysia, which can be complex and evolve rapidly. The Malaysian government has the power to exercise significant oversight and discretion over the conduct of our business, and the environmental regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in Malaysia are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in Malaysia may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,

●	Result in negative publicity or increase our operating costs,

●	Require significant management time and attention, and

●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our common stock.

Changes in Malaysian economic, political and social conditions, as well as government policies, may affect our businesses and the industry we operate in.

Our major assets and business operations are located in Malaysia. Therefore, our business, operations, financial performance, financial condition and results of operations are significantly exposed to the economic, political and social conditions in Malaysia as well as government policies, which in turn may impact our customers in Malaysia who buy our recycle products from us. There is no assurance that the demand for our products in Malaysia will not decrease in the future. For instance, an economic downturn in Malaysia may lead to a decrease in the demand for our products in the market, thereby materially and adversely affecting our business, financial conditions and results of operations.

Further, any changes in the policies implemented by the government of Malaysia which may result in currency and interest rate fluctuations, inflation, capital restrictions, price and wage controls, expropriation and changes in taxes and duties detrimental to our business may materially affect our operations, financial performance and future growth. Unfavourable changes in the social, economic and political conditions of Malaysia or in the Malaysian government policies in the future may have a negative impact on our operations and business in Malaysia, which will in turn adversely affect the overall financial performance of our Company. In addition, Malaysia foreign exchange control may limit our ability to utilise our cash effectively and affect our ability to receive dividends and other payments from our Malaysian subsidiaries.

We are subject to currency conversion and exchange rate risk.

Since a substantial amount of our income and profit is denominated in MYR, any fluctuations in the value of MYR may adversely affect the amount of dividends, if any, payable to the Shares in S$ to our Shareholders. There is no assurance that the Malaysian government will not impose more restrictive or additional foreign exchange controls. Any imposition, variation or removal of exchange controls may lead to less independence in the Malaysian government’s conduct of its domestic monetary policy and increased exposure of the Malaysia economy to the potential risks and vulnerability of external developments in the international markets.

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Furthermore, fluctuations in the value of MYR against other currencies will create foreign currency translation gains or losses and may have an adverse effect on our business, operations, financial performance, financial condition and results of operations. Any imposition, variation or removal of foreign exchange controls may adversely affect the value, translated or converted into S$, of our net assets, earnings or any declared dividends. Consequently, this may adversely affect our ability to pay dividends or satisfy other foreign exchange requirements.

We are subject to the foreign exchange legislation and regulations in Malaysia.

Local and foreign investors are subject to Foreign Exchange Administration Rules in Malaysia. The legislations in Malaysia governing exchange control are the Financial Services Act 2013 (“FSA”) and Islamic Financial Services Act 2013 (“IFSA”). In exercise of the power conferred by the FSA and IFSA, Bank Negara Malaysia, which is the central bank of Malaysia (“Bank Negara”), has issued Foreign Exchange Administration Notices (“FEA Notices”) which embody its general permissions and directions. The FEA Notices read together with Schedule 14 of the FSA and IFSA set out the circumstances in which the specific approval of the Bank Negara must be obtained by residents and non-residents to remit funds to and from Malaysia. The FEA Notices are reviewed regularly by Bank Negara in line with the changing environment. As at the Latest Practicable Date, foreign investors are free to repatriate capital, divestment proceeds, profits, dividends, rental, fees and interests arising from investments in Malaysia provided that the repatriation is made in foreign currency. Any future restriction by the FEA Notices on repatriation of funds may limit our ability on dividends distribution to the Shareholders from business operations in Malaysia.

However, there is no assurance that the relevant rules and regulations on foreign exchange control in Malaysia will not change. In the event that there is any adverse change in the foreign exchange rules and regulations relating to the borrowing or repatriation of foreign currency, our business and results of operation may be materially and adversely affected.

Risks Related to the Market for our Stock

The OTC and share value.

Our Common Stock trades over the counter, which may deprive stockholders of the full value of their shares. Our stock is quoted via the Over-The-Counter (“OTC”) Pink Sheets under the ticker symbol “SGLA”. Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for our Common Stock.

Low market price

A low market price would severely limit the potential market for our Common Stock. Our Common Stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain Commission rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock.

Lack of market and state blue sky laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, our shares of Common Stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

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Penny stock regulations

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Common Stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Rule 144 Risks

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 10,000,000 issued and outstanding shares of our Common Stock held by affiliates that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144, since we have ceased being deemed a “shell company”. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least nine months, may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

No audit or compensation committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Security laws exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

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If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial pre-emption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

No cash dividends

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of our Common Stock when desired.

Delayed adoption of accounting standards

We have delayed the adoption of certain accounting standards through an opt-in right for emerging growth companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Management’s discussion and analysis of financial condition and results of operation

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto.

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals, and plans.

All forward-looking statements in this Form 10 are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

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Overview

The Company was incorporated under the laws of the State of Nevada on March 6, 2008, under the name of Henry County Plywood Corporation, as successor by merger to a Virginia corporation incorporated in May 1948 under the same name. On March 17, 2009, the Company changed its name from “Henry County Plywood Corporation” to “Sino Green Land Corporation”. During 2009 to 2011, the Company was principally engaged in the wholesale distribution of premium fruits in China. In 2011, the Company was delinquent in statutory filings, and the last annual report, Form 10-K for the year ended June 30, 2010, was filed to the SEC on March 31, 2011, and the last Form 10-Q for the period ended September 30, 2011, was filed to the SEC on November 14, 2011.

On December 30, 2019, the Eighth District Court of Clark County, Nevada granted the Application for Appointment of Custodian, to Custodian Ventures LLC. Mr. David Lazar (“Mr. Lazar”), on behalf of the Custodian Ventures LLC, was awarded with custodianship and appointed as sole officer and director of the due to the Company’s ineffective board of directors, revocation of corporate charter, and abandonment of business. On January 7, 2020, Mr. Lazar announced the Court Order and the Change in Principle Officer through Form 8-K filing. The filing also mentioned the change of Company’s name from “Sino Green Land Corporation” to “Go Silver Toprich, Inc.”. On June 10, 2020, a settlement agreement was entered between the Company, Custodian Ventures, LLC, and Mr. Lazar. Pursuant to the agreement, Custodian Ventures LLC shall dismiss its custodianship, and the Company shall resume its business operations, and each party shall provide each other mutual release. In consideration of the release, the Company was required to pay Custodian Ventures LLC $15,000 towards its costs and expenses as the settlement to dismiss its custodianship with the Court. On July 2, 2020, the custodianship was discharged by the Court and Mr. Lazar resigned as sole officer and director of the Company. The former officer, Mr. Luo Xiong (“Mr. Luo”) was re-appointed as Chief Executive Officer and director of the Company.

Since July 2, 2020, along with the resumption of the Company’s business operations, Ms. Wo Kuk Ching (“Ms. Wo”), spouse of Mr. Luo has served as President and director of the Company, Ms. Wong Ching Wing (“Elise”), daughter of Ms. Wo has served as Chief Financial Officer, Treasurer and director of the Company, and Ms. Wong Erin (“Erin”), another daughter of Ms. Wo has served as Secretary of the Company, respectively. On August 31, 2020, the Company changed its name from “Go Silver Toprich, Inc.” back to “Sino Green Land Corporation”.

On December 2, 2021, Mr. Luo submitted his resignation as Chief Executive Officer and director of the Company to the board of directors effective June 30, 2021.

Effective from June 30, 2021, Ms. Wo serves as Chief Executive Officer.

Ms. Wo currently holds the positions of Chief Executive Officer, President, and director of the Company, respectively.

Business Overview

Sino Green Land Corp. (“SGLA” or the “Company”) is a US holding company incorporated in Nevada. We conduct our business through our Malaysia subsidiary “Tian Li Eco Holdings Sdn. Bhd” (“Tian Li”), which is an environmental protection technology, recycling and renewal of plastic waste bottles and packaging materials being recycled and sale of recovered and recycled products, a company incorporated and based in Malaysia. With the mission to rooted in advocating for waste recycling, aiming for a sustainable environmental future. With its strategic initiatives, the company’s objective is to become a prominent environmental recycling entity in Asia over the coming five years.

Results of Operations

	Years Ended June 30,
	2023		2022		Change
Net revenues	$636,482	100%	$1,145,808	100%	$(509,326)	(44)%

Cost of revenues	(1,052,261)	(165)%	(1,230,898)	(107)%	(178,637)	(15)%
Gross profit (loss)	(415,779)	(65)%	(85,090)	(7)%	(330,689)	(389)%

Operating expense	(570,823)	(90)%	(333,121)	(29)%	237,702	71%
Interest income	266	0%	4	0%	262	6550%
Other income	-	0%	1,748	0%	(1,748)	(0)%
Interest expense	(17,357)	(3)%	-	(0)%	17,357	100%
Income taxes	-	(0)%	-	(0)%	-	(0)%
Net loss	$(1,003,693)	(158)%	$(416,459)	(36)%	$(587,234)	141%

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Net Revenues

Net revenues totaled $636,482 for the year ended June 30, 2023, a drop of $509,326, or 44%, as compared to the revenue for the year ended June 30, 2022. The decrease in net revenues was mainly due to a decrease in sales of plastic recycle products as a result of the decrease in orders from the third parties.

Cost of Revenues

Cost of revenues totaled $1,052,261 for the year ended June 30, 2023, an increase of $178,637, or 15%, as compared to for the year ended June 30, 2022. The increase in cost of revenue was due to the unit cost is higher in line with our revenue decrease.

Gross Profit

Gross loss was $415,779 and $85,090 for the years ended June 30, 2023 and 2022 respectively. Gross loss increased $330,689 for the year ended June 30, 2023 primarily due to the decrease in sales of plastic recycle products.

Operating Expenses

General and administrative expenses totaled $570,823 for the year ended June 30, 2023, an increase of $237,702, or 71%, as compared to the year ended June 30, 2022. The increase was primarily due to the increase in directors and staffs’ salary, consulting and professional expense incurred in 2023 in connection with the factory purchases and business acquisition.

Net Loss

Net loss totaled $1,003,693 for the year ended June 30, 2023, an increase of $587,234, of 141%, as compared to the net loss of $416,459 for the year ended June 30, 2022. The increase was primarily due to the net revenue decrease and increase of operating expense.

Liquidity and Capital Resources

Going concern.

For the year ended June 30, 2023, Sunshine Green Land incurred a net loss of $1,003,693 and used cash in operating activities of $959,289. These factors raise substantial doubt about the Sunshine Green Land’s ability to continue as a going concern within one year after the date the financial statements are issued. In addition, Sunshine Green Land’s independent registered public accounting firm, in their report on Sunshine Green Land’s June 30, 2023, audited financial statements, raised substantial doubt about the Sunshine Green Land’s ability to continue as a going concern. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing.

Working Capital

	Years Ended June 30,
	2023	2022	Change
Total current assets	$480,602	$442,331	$38,271
Total current liabilities	2,509,486	2,412,618	(96,868)
Working capital deficit	$(2,028,884)	$(1,970,287)	$(58,597)

As of June 30, 2023, We had total current assets of $480,602 consisting of cash on hand of $125,134, accounts receivables of $52,796, inventory of $198,093, and prepayments and other current assets of $104,579, compared to total current assets of $442,331 as of June 30, 2022. The increase was mainly due to the increase in inventory in 2023. We had current liabilities of $2,509,486 consisting of operating lease obligation of $44,167, convertible note of $750,000, accrued liabilities of $139,090, current portion of bank borrowings of $36,266 and amount due to related parties of $1,539,963 compared to total current liabilities of $2,412,618 as of June 30, 2022.

The Company’s net loss was $1,003,693 and $416,459 for the years ended June 30, 2023 and 2022, respectively.

Cash Flows

	Years Ended June 30,
	2023	2022	Change
Cash flows provided by (used in) operating activities	$(959,289)	$(480,550)	$(478,739)
Cash flows provided by (used in) investing activities	(1,664,838)	(771,467)	(893,371)
Cash flows provided by (used in) financing activities	2,607,391	1,164,431	1,442,960
Effect of exchange rate changes on cash and cash equivalents	89,430	90,169	(739)
Net changes in cash and cash equivalents	$72,694	$2,583	$70,111

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Cash Flow from Operating Activities

Cash flow used in operating activities for the year ended June 30, 2023 was $959,289 as compared to the amount of $480,550 provided by operating activities for the year ended June 30, 2022, reflecting a decrement of $478,739. The decrease in net cash provided by operating activities was mainly due to the fact that the decrease from the amounts due to directors impact on cash flows.

Cash Flow from Investing Activities

Cash flow used in investing activities was $1,664,838 and $771,467 for the year ended June 30, 2023 and 2022, respectively. The increase in net cash flow used in investing activities was mainly due to the increase of acquisition of PPE.

Cash Flow from Financing Activities

Cash flow provided by financing activities was $2,607,391 and $1,164,431 for the year ended June 30, 2023 and 2022, respectively. The increase in net cash provided by financing activities was mainly due to the increase in net proceeds of bank borrowings and convertible note.

Results of Operations for the three months ended September 30, 2023

	Three months Ended September 30,
	2023		2022		Change
Net revenues	$545,878	100%	$319,619	100%	$226,259	70%

Cost of revenues	(743,512)	(149)%	(348,282)	(109)%	395,230	113%
Gross profit (loss)	(197,634)	(49)%	(28,663)	(9)%	(168,971)	(589)%

Operating expense	(170,993)	(31)%	(82,894)	(26)%	(88,099)	106%
Interest income	-	0%	-	0%	-	0%
Other income	365	0%	3,976	1%	(3,611)	(90)%
Interest expense	(11,458)	(2)%	-	0%	(11,456)	100%
Income taxes	-	0%	-	0%	-	0%
Net loss	$(379,720)	(70)%	$(107,581)	(34)%	$(272,139)	253%

Net Revenues

Net revenues totaled $545,878 for the three months ended September 30, 2023, an increase of $226,250, or 70%, as compared to the revenue for the three months ended September 30, 2022. The increase in net revenues was mainly due to an increase in sales of plastic recycle products from the third parties.

Cost of Revenues

Cost of revenues totaled $743,512 for the three months ended September 30, 2023, a drop of $395,230, or 113%, as compared to for the three months ended September 30, 2022. The increase in cost of revenue was due to the unit cost is higher in line with our revenue decrease.

Gross Profit

Gross loss was $197,634 and $28,663 for the three months ended September 30, 2023 and 2022 respectively. Gross loss increased $168,971 for the three months ended September 30, 2023 primarily due to the unit cost is higher.

Operating Expenses

General and administrative expenses totaled $170,993 for the three months ended September 30, 2023, an increase of $88,099, or 106%, as compared to the three months ended September 30, 2022. The increase was primarily due to the increase in directors and staffs’ salary, consulting and professional expense incurred in 2023 in connection with the factory purchases and business acquisition.

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Net Loss

Net loss totaled $379,720 for the three months ended September 30, 2023, an increase of $272,139, of 253%, as compared to the net loss of $107,581 for the three months ended September 30, 2022. The increase was primarily due to the increase of cost of revenue and operating expense.

Liquidity and Capital Resources

Going concern.

For the three months ended September 30, Sunshine Green Land incurred a net loss of $379,720 and used cash in operating activities of $310,855. These factors raise substantial doubt about the Sunshine Green Land’s ability to continue as a going concern within one year after the date the financial statements are issued. In addition, Sunshine Green Land’s independent registered public accounting firm, in their report on Sunshine Green Land’s June 30, 2023, audited financial statements, raised substantial doubt about the Sunshine Green Land’s ability to continue as a going concern. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing.

Working Capital

	September 30,
	2023	2022	Change
Total current assets	$610,612	$197,567	$413,045
Total current liabilities	3,082,042	3,634,287	(552,245)
Working capital deficit	$(2,471,430)	$(3,436,720)	$965,290

As of September 30, 2023, We had total current assets of $610,612 consisting of cash on hand of $178,712, accounts receivables of $81,098, inventory of $118,121, and prepayments and other current assets of $232,681, compared to total current assets of $197,567 as of September 30, 2022. The increase was mainly due to the increase in inventory and deposits in 2023. We had current liabilities of $3,082,042 consisting of operating lease obligation of $27,450, accounts payable of 62,536, convertible not of $750,000, accrued liabilities of $151,635, current portion of bank borrowings of $36,102 and amount due to related parties of $2,054,319 compared to total current liabilities of $3,634,287 as of September 30, 2022.

The Company’s net loss was $379,720 and $107,581 for the three months ended September 30, 2023 and 2022, respectively.

Cash Flows

	Three months Ended September 30,
	2023	2022	Change
Cash flows provided by (used in) operating activities	$(310,855)	$(116,598)	$(194,257)
Cash flows provided by (used in) investing activities	(59,382)	(176,648)	(117,266)
Cash flows provided by (used in) financing activities	415,867	179,284	236,583
Effect of exchange rate changes on cash and cash equivalents	7,948	96,760	(88,812)
Net changes in cash and cash equivalents	$53,578	$(17,202)	$70,780

Cash Flow from Operating Activities

Cash flow used in operating activities for the three months ended September 30, 2023 was $310,855 as compared to the amount of $116,598 used in operating activities for the three months ended September 30, 2022, reflecting a decrement of $194,257. The decrease in net cash provided by operating activities was mainly due to the fact that the decrease from the accrued liabilities and other payables impact on cash flows.

Cash Flow from Investing Activities

Cash flow used in investing activities was $59,382 and $176,648 for the three months ended September 30, 2023 and 2022, respectively. The decrease in net cash flow used in investing activities was mainly due to the decrease of acquisition of PPE.

Cash Flow from Financing Activities

Cash flow provided by financing activities was $415,867 for the three months ended September 30, 2023and used in financing activities was $179,284 for the three months ended September 30, 2022, respectively. The increase in net cash provided by financing activities was mainly due to the increase in net proceeds of bank borrowings and finance lease.

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Capital requirement for short term and long term

As of June 30, 2023, the Company financed capital requirement through OCBC Bank in Malaysia for further expansion, details are as follows:

	June 30, 2023	June 30, 2022
Loan from OCBC Bank in Malaysia	$1,080,637	$-
Aggregate outstanding principal balances	$1,068,872	$-
Less: current portion	(36,266)	-
Total non-current borrowings	$1,032,606	$-

Other Material Cash requirement

In addition to the financing arrangements discussed above, Tian Li is a party to numerous contracts and arrangements obligating it to make cash payments in future years. Tian Li expects current liabilities to be paid within the next twelve months. In addition to the items already discussed, the following represents material expected cash requirements recorded on Tian Li’s Combined Balance Sheets at June 30, 2023. Such obligations include:

Operating lease obligation – See Note 10 to the Combined Financial Statements.

Trends, commitment and uncertainties that likely to result in material changes in liquidity

Except the issues mentioned above, Tian Li has no other uncertainties that is likely to result in material changes in liquidity based on management’s understanding and knowledge.

Critical Accounting Policies and Estimates

Our accounting policies are discussed in detail in the footnotes to our financial statements included in this Annual Report on Form 10-K for the year ended June 30, 2023. However, we consider our critical accounting policies to be those related to revenue recognition, allowance of doubtful accounts and impairment of intangible asset and goodwill.

Our critical estimates include estimates used to review the Company’s goodwill impairments and estimations of recoverability for intangible asset. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in US dollars.

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Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and inventories, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”) requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer.

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Recent Accounting Pronouncements

See Note 1 to the combined financial statements.

Employees

As at this report date, we had a total of 21 employees, out of which 9 were foreign workers. We are subject to certain approvals for employment of foreign workers and have obtained letters of approval by the Ministry of Home Affairs of Malaysia. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Properties

Our mailing address and global operations are situated at No. 3 & 5, Jalan Hi Tech 7/7, Kawasan Perindustrian Hi Tech 7, 43500 Semenyih, Selangor, Malaysia. The company has leased office space for a period of 12 months at a cost of US$70,153.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our voting securities following the completion of the Reverse Merger described in Items 1.01 of this report by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and (iv) all executive officers and directors as a group as of June 30, 2023.

Name	Number of Shares of Common Stock	Percentage
Directors and officers
Wo Kuk Ching (2)	56,882,222	35.15%
Wong Erin	6,453,968	3.99%
Wong Ching Wing	6,453,968	3.99%
All directors and officers	69,790,158	43.13%

5% Shareholders
Empower International Trading Sdn. Bhd.(1)	75,484,125	46.65%
Wo Kuk Ching	56,882,222	35.15%
	132,366,347	81.80%

(1) Luo Xiong is the beneficial owner and is deemed to hold the voting and dispositive power over the Company’s common stock held by Empower International Trading Sdn.Bhd.

(2) Wo Kuk Ching has served as our President and Director since July 2, 2020, and serves as Chief Executive Officer after the departure of our former Chief Executive Officer.

There are no other officer or director 5 % shareholders.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 161,809,738 shares of common stock to be outstanding.

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Directors and Executive Officers, Promoters and Control Persons

On December 8, 2021, Luo Xiong consented to act as a Member of the Board of Directors of the Company, Wo Kok Ching consented to act as a Member of the Board of Directors of the Company

Name	Age	Position(s)
Wo Kuk Ching	68	President CEO, CFO, Secretary,Treasurer, Director of SGLA
Wong Erin	39	Secretary of SGLA
Wong Ching Wing	44	Chief Financial Officer, Treasurer, and Director of SGLA

Wo Kuk Ching, Director

Wo Kuk Ching (“Ms. Wo”), age 68, has served as our President and Director since July 2, 2020, and serves as Chief Executive Officer after the departure of our former Chief Executive Officer, Luo Xiong, spouse of Ms. Wo effective from June 30, 2021. Ms. Wo is mother of our Chief Financial Officer, Treasurer and Director, Wong Ching Wing (“Elise”) and our Secretary, Wong Erin (“Erin”), respectively.

Ms. Wo graduated from University of London in 2010 and holds a bachelor’s degree of science in accounting and finance. She obtained an advanced diploma in business administration from Society of Business Practitioners in 2017. She served as a financial planner of Chubb Life Insurance Company Limited from 2003 to 2011. From 2011 to 2020, she served as senior branch manager of Manulife (International) Limited.

Ms. Wo brings to the board of directors her business leadership, corporate strategy, and accounting and financial expertise.

Wong Ching Wing, Director

Wong Ching Wing (“Elise”), age 44, has served as our Chief Financial Officer, Treasurer and Director since July 2, 2020. Elise is daughter of our Chief Executive Officer, President and Director, Wo Kuk Ching and sister of our Secretary, Wong Erin, respectively.

Elise graduated from University of California, Davis, in 2005 and holds a bachelor’s degree of science in computer science. She earned her master’s degree of science in finance from University of Hong Kong in 2011. Elise was awarded a Financial Advisers’ International Qualification (FAIQ) from Institute of Financial Planners of Hong Kong (“IFPHK”) in 2014 and a Qualified Retirement Advisor (QRA) Holder from IFPHK in 2017, respectively. From 2010 to 2020, she served as senior financial consultant of Manulife (International) Limited.

Elise brings to the board of directors her extensive knowledge and experience in business management and financial planning.

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Wong Erin, Secretary

Wong Erin (“Erin”), age 39, has served as our Secretary since July 2, 2020. Erin is daughter of our Chief Executive Officer, President and Director, Wo Kuk Ching and sister of our Chief Financial Officer, Treasurer and Director, Wong Ching Wing, respectively.

Term of Office

Our director holds its position until the next annual meeting of shareholders and until his successor is elected and qualified by our shareholders, or until earlier death, retirement, resignation or removal.

Family Relationships

Mr. Luo is spouse of Ms. Wo, our Chief Executive Officer, President, and Director.

Legal Proceedings Involving Directors and Executive Officers

During the past ten years no current or incoming director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) ;

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

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(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; Or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order; Or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; Or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The table below sets forth the positions and compensations for the sole officer and director of SGLA, for the years ended June 30, 2023 and 2022.

Position	Name of Directors	Year	Salary before tax	Bonus	All other compensation	Total

SGLA CEO & CFO and Chairman, Director	Wo Kuk Ching	2023	-	-	-	-
		2022	-	-	-	-
SGLA CFO & Director	Wong Ching Wing	2023	-	-	-	-
		2022	-	-	-	-
SGLA Secretary	Wong Erin	2023	-	-	-	-
		2022	-	-	-	-

We do not have an audit or compensation committee comprised of independent directors as our Company qualifies for an exemption from these requirements. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole.

All directors serve 1 year term.

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Transactions with related persons, promoters and certain control persons

Related Party Transactions

On June 30, 2023, the amount due to a related company, which is unsecured with non-interest bearing.

Corporate Governance

Director Independence

None of our directors qualified as an “independent director” under the rules of NASDAQ, Marketplace Rule 4200(a).

Nominating Committee

We do not presently have a nominating committee. Our Board of Directors currently acts as our nominating committee.

Audit Committee

We do not presently have an audit committee. Our Board of Directors currently acts as our nominating committee.

Legal Proceeding

None.

Market Price of and dividends on the registrant’s common equity and related shareholder matters

Market Information

Our common stock is currently quoted on the OTC market “Pink Sheets” under the symbol SGLA. The market price quoted as at October 30th, 2023 is US$0.15 per share and the liquidity for the shares are limited.

As mentioned in Item 1.01, an additional 160,349,203 restricted common shares were issued to Wo Kuk Ching, Empower International Trading Sdn.Bhd., Kee Seng Yam, Xu Liming, Wong Erin, Wong Ching Wing, Pan Xinyu and 1,781,658 preferred shares were issued to Wo Kuk Ching and Luo Xiong . upon reverse acquisition activity. All additional issued common shares of SGLA are restricted from disposal for the lesser of 2 years from issuance, or one-year from the date of filing hereof. No options or warrants to purchase, or securities convertible into, common equity of the registrant. None of above mentioned additional issuance of restricted common share are issued to qualified institutional buyer as defined under § 230.144A

Equiniti Trust Company is the transfer and registrar agent for SGLA.

Holders

As of September 30, 2023, we had approximately 10 shareholders of our common shares, including the shares held in street name by brokerage firm. The holders of common share are entitle to one vote for each share held for record on all matters submitted to a vote of shareholders. Holders of the common share have no pre-emptive rights and no right to convert their common share into any other securities. There are no redemption or sinking fund provisions applicable to the common share.

Dividends

We have not distributed or paid any dividends during the financial year, and have no plans of paying cash dividends in the future.

Securities authorized for issuance under equity compensation plan

As of September 30, 2023, the Company has no securities authorized either previously approved or disapproved for issuance under equity compensation plan.

Penny Stock Regulations

Our shares of common stock are subject to the “penny stock” rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

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Recent Sales of Unregistered Securities

On October 1, 2023, Sino Green Land Corp. (“SGLA,” or the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Sunshine Green Land Corp.a Labuan Company, Wo Kuk Ching, Empower International Trading Sdn Bhd., Kee Seng Yam, Xu Liming, Wong Erin, Wong Ching Wing, and Pan Xinyu, total eight individual shareholders , owner of 100% of Sunshine Green Land Corp.. Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of Sunshine was exchanged for 150,000,000 shares of common stock of SGLA issued to Wo Kuk Ching, Empower International Trading Sdn.Bhd, Kee Seng Yam, Xu Liming, Wong Erin, Wong Ching Wing, and Pan Xinyu . The former stockholders of SGL will acquire a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby Sunshine is the accounting acquiree.

Immediately after completion of such share exchange, the Company has a total of 161,809,738 issued and outstanding shares, with authorized share capital for common share of 780,000,000 shares.

Description of securities

The following is a summary description of our capital stock and certain provisions under the laws of the State of Nevada where the Company was incorporated. The following discussion is qualified in its entirety by reference to such exhibits.

Preferred Stock

The Company is authorized to issue 20,000,000 shares of Preferred Stock.

As of September 30, 2023, the Company had 2,520 shares of Preferred Stock issued and outstanding, par value $0.001 per share, and all issued and outstanding shares of Preferred Stock are held by unrelated parties.

Common Stock

The Company is authorized to issue 780,000,000 shares of Common Stock.

As of September 30, 2023, the Company had 1,460,535 shares of Common Stock issued and outstanding, par value $0.001 per share, and 960,000 shares (approximately 65.74%) of total issued and outstanding Common Stock are held by related parties.

The following table lists, as of September 30, 2023, the number of shares of Common Stock of the Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 1,460,535 shares of our Common Stock issued and outstanding as of September 30, 2023.

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We do not have any outstanding warrant, options, or other securities exercisable for or convertible into shares of our Common Stock.

Name of Beneficial Owner	Number of Common Stock Owned	Percentage of Ownership

Wo Kuk Ching (Chief Executive Officer, President, and Director) (1)	760,000	52.04%

Wong Ching Wing (Chief Financial Officer, Treasurer, and Director (2)	40,000	2.74%

Wong Erin (Secretary) (3)	40,000	2.74%

All executive officers and directors as a group (3 persons named above)	840,000	57.52%

Empower International Trading Sdn. Bhd. (4)	120,000	8.22%

Other owners of the Company	500,535	34.26%

	1,460,535	100.00%

(1)

Wo Kuk Ching, our Chief Executive Officer, President, and Director, and currently owns 760,000 shares of our Common Stock, approximately 52.04% of total issued and outstanding shares.

Ms. Wo is mother of our Chief Financial Officer, Treasurer and Director, Wong Ching Wing (“Elise”) and our Secretary, Wong Erin (“Erin”), respectively. Ms. Wo is also spouse of our former Chief Executive Officer and Director, Luo Xiong (“Mr. Luo”).

(2)

Wong Ching Wing (“Elise”), our Chief Financial Officer, Treasurer and Director, and currently owns 40,000 shares of our Common Stock, approximately 2.74% of total issued and outstanding shares.

Elise is daughter of our Chief Executive Officer, President, and Director, Ms. Wo and sister of our Secretary, Erin.

(3)

Wong Erin (“Erin”), our Secretary, and currently owns 40,000 shares of our Common Stock, approximately 2.74% of total issued and outstanding shares.

Erin is daughter of our Chief Executive Officer, President, and Director, Ms. Wo and sister of our Chief Financial Officer, Treasurer and Director, Elise.

(4)

Empower International Trading Sdn. Bhd. (“Empower”), a Malaysia corporation, currently owns 120,000 shares of our Common Stock, approximately 8.22% of total issued and outstanding shares.

Luo Xiong, spouse of our Chief Executive Officer, President and Director, Wo Kuk Ching, is sole director and shareholder of Empower.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares is deemed to include the number of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any date.

Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

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Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses. Our Bylaws provide that we may indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent permitted by law, our Articles of Incorporation or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, our Articles of Incorporation or Bylaws. Our obligations of indemnification, if any, shall be conditioned on receiving prompt notice of the claim and the opportunity to settle and defend the claim. We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was our director, officer, employee or agent.

Indemnification against Public Policy

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defence of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the shareholders (through shareholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 1.01 which is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

None.

Item 5.06 Change in Shell Company Status

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Share Exchange, we have ceased to be a shell company. The information contained in this Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired

The audited financial statements of Sunshine from inception through June 30, 2023 and audited financial statements of Sunshine as for the twelve months ended June 30, 2023 and 2022 are appended to this report beginning on page 36. The audited financial statements of Sunshine as of June 30, 2023 and 2022 were audited by Weinberg & Company, P.A. The audited financial statements of Sunshine as for the twelve months ended June 30, 2023 and 2022 were audited by Weinberg & Company, P.A.

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Exhibit No.	Description
3.1	Articles of Incorporation of the Company
3.2	Bylaws of the Company Inc.
3.3	Certificate of Incorporation of Sunshine Green Land Corp.
3.4	Memorandum and Articles of Association of Sunshine Green Land Corp.
4.1	Share Exchange Agreement
99.1	Report of Independent Registered Public Accounting Firm
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sino Green Land Corp.

Date: February 15, 2024		/s/ Wo Kuk Ching
	By:	Wo Kuk Ching,
President & Chief Executive Officer, Director

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